Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2022 Third-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, October 19, 2022, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2022 third quarter and year-to-date September 30, 2022.

2022 Third Quarter Financial Highlights Include

(Compared to the 2021 third quarter period unless noted):

•
Net income increased 51.3% to a quarterly record of $9.0 million, from $5.9 million
•
Earnings increased 28.3% to $0.68 per basic and diluted share, from $0.53 per basic and diluted share
•
Average shares outstanding increased 16.7% as a result of the Perpetual Federal Savings Bank Acquisition
•
Efficiency rate improved to 51.19% for the 2022 third quarter, and 53.16% for the 2022 nine months
•
Organic loan growth of 21.3%, excluding PPP loans and loan balances at time of acquisitions
•
Total loans were a record of $2.143 billion and increased 15.4% from $1.857 billion at December 31, 2021
•
Total assets increased 25.5% to a record $2.784 billion
•
Deposits increased 22.3% to $2.283 billion
•
Strong asset quality continues as nonperforming loans declined 12.5% to $5.5 million, or 0.26% of total loans
•
Net charge-offs to average loans were 0.00%, the sixth consecutive quarter at or below 0.00%
•
Return on average equity, increased to 12.53% from 9.32%
•
Return on average tangible equity, based on regulatory calculations, increased to 15.50% from 12.23% on a year-over-year basis
•
2022 third quarter cash dividend increased by 16.7% year-over-year to $0.21 per share
•
Eric Faust named Senior Vice President and Chief Risk Officer of Farmers & Merchants State Bank
•
Benét Rupp, Chief Administrative Officer, promoted to Executive Vice President
•
Completed the Peoples-Sidney Financial Corporation acquisition on October 1, 2022

Lars B. Eller, President and Chief Executive Officer, stated, “Record third quarter results demonstrate the continued success of our strategic growth plan, the value we provide our local communities, and the power of our financial model. Throughout 2022, we have experienced strong organic loan growth across our Ohio, Indiana and Michigan markets as loans increased organically by $301.4 million, or 21.3% on a year-over-year basis. Robust loan growth, combined with our recent acquisitions, excellent asset quality, and stable net interest margin, have driven a 30.0% increase in net interest income after the provision for loan losses. These outstanding trends and our focus on prudently controlling operating expenses are supporting a powerful financial model as we achieved record quarterly and year-to-date net income and earnings per share.”

Mr. Eller continued, “As we enter the fourth quarter, positive momentum across many areas of our business remains strong and we started the quarter with a robust pipeline of news loans expected to close over the next three months. On

October 1, 2022, we completed the Peoples-Sidney Financial Corporation acquisition. Peoples adds slightly over $130 million in total assets to F&M, expands F&M’s community banking franchise into compelling markets throughout Shelby County Ohio, and excluding one-time transaction costs, is expected to be accretive to 2023 earnings by approximately 2.5%. We also continue to pursue opportunities for de novo growth. Expansion plans underway include new full-service offices that are expected to open over the next 12 months in Toledo, Ohio, Fort Wayne, Indiana, and Birmingham, Michigan as well as an office relocation in Auburn, Indiana.”

Income Statement

Net income for the 2022 third quarter ended September 30, 2022, was $9.0 million, compared to $5.9 million for the same period last year. Net income per basic and diluted share for the 2022 third quarter was $0.68, compared to $0.53 for the same period last year. Net income for the 2022 nine months ended September 30, 2022, was $25.3 million, compared to $15.8 million for the same period last year. Net income per basic and diluted share for the 2022 nine months was $1.94, compared to $1.41 for the same period last year.

Noninterest expense for the 2022 third quarter and nine months included approximately $0.5 million and approximately $0.5 million, respectively of one-time expenses associated with the Company’s recent acquisitions. Noninterest expense for the 2021 third quarter and nine months included $1.4 million and $2.7 million, respectively of one-time expenses associated with the Company’s recent acquisitions.

Profitability is benefitting from F&M’s larger scale, strong asset quality, and prudent expense management. The Company’s efficiency ratio improved to 51.19% during the 2022 third quarter, and 53.16% for the 2022 nine-month period. Strong profitability also drove higher returns, and ROAA, ROAE, and ROATCE all expanded on a year-over-year basis.

Deposits

At September 30, 2022, total deposits were $2.283 billion, an increase of 22.3% from September 30, 2021, and an increase of 4.1% from December 31, 2021. F&M continues to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began. The Company’s cost of interest-bearing liabilities was 0.68% for the quarter ended September 30, 2022, compared to 0.45% for the quarter ended September 30, 2021, and 0.51% for the quarter ended December 31, 2021.

Loan Portfolio and Asset Quality

Total net loans, at September 30, 2022, increased 43.3%, or by $647.1 million to $2.143 billion, compared to $1.496 billion at September 30, 2021, and up 15.4% from $1.857 billion at December 31, 2021. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of the Perpetual Federal Savings Bank and Ossian Financial Services acquisitions.

Not including the Ossian acquisition and PPP, loans increased 21.3% organically or by $301.4 million from the same period a year ago. Additionally, there were only $7,000 of PPP loans within F&M’s loan portfolio at September 30, 2022.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $5.5 million, or 0.26% of total loans at September 30, 2022, compared to $6.2 million, or 0.42% at September 30, 2021. Due to loan growth, F&M continues to prudently fund its allowance for loan and lease losses which has increased 27.3% on a year-over-year basis.

At September 30, 2022, the Company’s allowance for loan and lease losses to nonperforming loans was 365.44%, compared to 251.26% at September 30, 2021. As a result of F&M’s recent acquisitions, the Company has a total gross credit mark of nearly $6.0 million, which further enhances F&M’s allowance at September 30, 2022. Including the total gross credit mark, F&M’s allowance for loan and lease losses to total loans improved to 1.21% at September 30, 2022.

Mr. Eller concluded, “Economic uncertainty continues to increase as a result of more restrictive monetary policies and rapid inflation. We are watching our markets closely and working with our business, retail, and agricultural customers to help them navigate a more fluid economic environment. Overall, F&M is well positioned for changes in the economic cycle as our asset quality remains strong, and we remain well capitalized. In addition, while we anticipate inflation to impact noninterest expenses and competition for deposits to increase our cost of funds in the coming quarters, our efficiency ratio is strong, and our larger scale continues to benefit profitability. As you can see, trends in our business are at record levels, and we believe 2022 will be another record year of earnings and growth for F&M.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 10.1% to $280.6 million at September 30, 2022, from $254.7 million at September 30, 2021. At September 30, 2022, the Company had a Tier 1 leverage ratio of 9.11%, compared to 9.45% at September 30, 2021.

Tangible stockholders’ equity on a regulatory basis increased to $234.1 million at September 30, 2022, compared to $194.6 million at September 30, 2021. On a per share basis, tangible stockholders’ equity at September 30, 2022, was $17.86 per share, compared to $17.33 per share at September 30, 2021.

For the nine months ended September 30, 2022, the Company has declared cash dividends of $0.6025 per share, which is a 15.9% increase over the same period last year. Dividends declared for the 2022 nine months included a special one-time cash dividend of $0.0125 to honor F&M’s 125th anniversary, and a 16.7% year-over-year increase for the 2022 third quarter dividend payment to $0.21 per share. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over 28 consecutive years. For the nine months ended September 30, 2022, the dividend payout ratio was 40.58% compared to 36.55% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Western Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties, and we have Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Bryan and Oxford, Ohio.

Safe harbor statement

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Interest Income
Loans, including fees	$24,119	$22,388	$20,455	$21,008	$18,766	$66,962	$50,637
Debt securities:
U.S. Treasury and government agencies	1,049	1,035	1,023	964	924	3,107	2,532
Municipalities	373	322	300	289	284	995	881
Dividends	93	57	42	49	44	192	125
Federal funds sold	-	9	10	10	10	19	21
Other	213	100	69	103	94	382	221
Total interest income	25,847	23,911	21,899	22,423	20,122	71,657	54,417
Interest Expense
Deposits	2,166	1,379	1,360	1,581	1,221	4,905	3,837
Federal funds purchased and securities sold under agreement to repurchase	416	166	152	155	165	734	494
Borrowed funds	398	218	335	361	87	951	424
Subordinated notes	284	284	269	291	199	837	199
Total interest expense	3,264	2,047	2,116	2,388	1,672	7,427	4,954
Net Interest Income - Before Provision for Loan Losses	22,583	21,864	19,783	20,035	18,450	64,230	49,463
Provision for Loan Losses	1,637	1,628	580	444	659	3,845	3,000
Net Interest Income After Provision for Loan Losses	20,946	20,236	19,203	19,591	17,791	60,385	46,463
Noninterest Income
Customer service fees	2,300	2,148	2,648	2,417	2,242	7,096	7,254
Other service charges and fees	1,105	1,008	998	1,026	1,010	3,111	2,722
Net gain on sale of loans	327	164	697	1,074	822	1,188	2,823
Net gain on sale of available-for-sale securities	-	-	-	-	-	-	293
Total noninterest income	3,732	3,320	4,343	4,517	4,074	11,395	13,092
Noninterest Expense
Salaries and wages	5,479	5,366	5,502	5,761	5,442	16,347	14,423
Employee benefits	1,392	1,546	2,054	1,792	1,621	4,992	5,530
Net occupancy expense	693	522	598	532	529	1,813	1,652
Furniture and equipment	1,047	1,008	1,056	782	903	3,111	2,542
Data processing	781	654	604	1,020	1,548	2,039	2,481
Franchise taxes	254	757	418	361	372	1,429	1,112
ATM expense	580	544	532	478	460	1,656	1,368
Advertising	578	300	237	431	439	1,115	1,005
Net (gain) loss on sale of other assets owned	-	(266)	(5)	13	219	(271)	421
FDIC assessment	271	270	114	265	296	655	808

Mortgage servicing rights amortization	(50)	59	26	266	285	35	1,314
Consulting fees	254	233	178	761	256	665	873
Other general and administrative	2,192	2,242	2,179	1,964	1,951	6,613	6,211
Total noninterest expense	13,471	13,235	13,493	14,426	14,321	40,199	39,740
Income Before Income Taxes	11,207	10,321	10,053	9,682	7,544	31,581	19,815
Income Taxes	2,253	2,050	1,951	1,999	1,624	6,254	4,003
Net Income	8,954	8,271	8,102	7,683	5,920	25,327	15,812
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	(8,197)	(14,602)	(20,939)	(5,170)	173	(43,738)	(5,778)
Reclassification adjustment for realized gain on sale of available-for-sale securities	-	-	-	-	-	-	(293)
Net unrealized gain (loss) on available- for-sale securities	(8,197)	(14,602)	(20,939)	(5,170)	173	(43,738)	(6,071)
Tax expense (benefit)	(1,721)	(3,067)	(4,397)	(1,085)	36	(9,185)	(1,275)
Other comprehensive income (loss)	(6,476)	(11,535)	(16,542)	(4,085)	137	(34,553)	(4,796)
Comprehensive Income (Loss)	$2,478	$(3,264)	$(8,440)	$3,598	$6,057	$(9,226)	$11,016
Basic and Diluted Earnings Per Share	$0.68	$0.63	$0.62	$0.59	$0.53	$1.94	$1.41
Dividends Declared	$0.2100	$0.2025	$0.1900	$0.1900	$0.1800	$0.6025	$0.5200

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$69,680	$69,955	$94,118	$135,485	$112,875
Federal funds sold	990	1,484	45,404	45,338	45,203
Total cash and cash equivalents	70,670	71,439	139,522	180,823	158,078

Interest-bearing time deposits	5,187	6,684	8,677	10,913	14,622
Securities - available-for-sale	395,485	399,687	413,996	429,931	426,717
Other securities, at cost	8,227	8,735	8,568	8,162	4,905
Loans held for sale	2,182	4,230	6,060	7,714	3,735
Loans, net	2,122,626	2,016,394	1,945,449	1,841,177	1,479,864
Premises and equipment	26,484	26,492	26,653	26,913	26,476
Goodwill	80,434	80,434	80,434	80,434	55,214
Mortgage servicing rights	3,583	3,426	3,336	3,157	3,097
Other real estate owned	-	-	-	159	167
Bank owned life insurance	28,051	27,874	27,715	27,558	27,397
Other assets	40,831	29,321	25,735	21,359	18,711
Total Assets	$2,783,760	$2,674,716	$2,686,145	$2,638,300	$2,218,983

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$506,928	$503,395	$497,249	$473,689	$438,076
Interest-bearing
NOW accounts	705,888	678,552	681,975	650,466	646,237
Savings	607,375	617,850	626,787	597,828	529,532
Time	462,845	424,249	447,586	471,479	252,383
Total deposits	2,283,036	2,224,046	2,253,597	2,193,462	1,866,228

Federal funds purchased and securities sold under agreements to repurchase	55,802	71,944	31,680	29,268	29,601
Federal Home Loan Bank (FHLB) advances	102,147	42,635	22,656	24,065	17,868
Other borrowings	10,000	-	40,000	40,000	-
Subordinated notes, net of unamortized issuance costs	34,557	34,528	34,499	34,471	34,441
Dividend payable	2,727	2,626	2,462	2,461	2,002
Accrued expenses and other liabilities	14,913	18,064	14,773	17,406	14,097
Total liabilities	2,503,182	2,393,843	2,399,667	2,341,133	1,964,237

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,063,999 shares 9/30/22 and 12/31/21	121,811	123,145	122,886	122,674	81,382
Treasury stock - 956,499 shares 9/30/22, 997,766 shares 12/31/21	(11,547)	(11,822)	(11,739)	(11,724)	(11,718)
Retained earnings	208,051	200,811	195,057	189,401	184,181
Accumulated other comprehensive income (loss)	(37,737)	(31,261)	(19,726)	(3,184)	901
Total stockholders' equity	280,578	280,873	286,478	297,167	254,746
Total Liabilities and Stockholders' Equity	$2,783,760	$2,674,716	$2,686,145	$2,638,300	$2,218,983

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Nine Months Ended
Selected financial data	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Return on average assets	1.31%	1.23%	1.21%	1.17%	1.07%	1.25%	1.01%
Return on average equity	12.53%	11.66%	11.00%	10.94%	9.32%	11.72%	8.40%
Yield on earning assets	4.00%	3.79%	3.47%	3.59%	3.85%	3.76%	3.70%
Cost of interest bearing liabilities	0.68%	0.44%	0.45%	0.51%	0.45%	0.53%	0.47%
Net interest spread	3.32%	3.35%	3.02%	3.08%	3.40%	3.23%	3.23%
Net interest margin	3.49%	3.47%	3.14%	3.21%	3.53%	3.37%	3.36%
Efficiency	51.19%	50.17%	55.44%	58.76%	63.50%	53.16%	63.70%
Dividend payout ratio	30.45%	30.02%	30.64%	32.03%	33.81%	40.58%	36.55%
Tangible book value per share (1)	$17.86	$17.43	$16.96	$16.49	$17.33
Tier 1 capital to average assets	9.11%	8.75%	8.51%	8.47%	9.45%
Average Shares Outstanding	13,083,145	13,065,975	13,066,272	13,046,299	11,209,732	13,071,859	11,199,309

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
(Dollar amounts in thousands)
Commercial real estate	$1,063,661	$979,176	$910,839	$848,477	$728,852
Agricultural real estate	205,089	199,972	196,223	198,343	179,374
Consumer real estate	416,001	410,450	410,120	395,873	202,454
Commercial and industrial	229,388	232,975	216,918	208,270	194,767
Agricultural	128,615	127,143	140,709	118,368	105,580
Consumer	70,602	55,411	57,521	57,737	55,521
Other	30,662	31,243	31,573	32,089	31,096
Less: Net deferred loan fees and costs	(1,402)	(1,552)	(1,683)	(1,738)	(2,082)
Total loans, net	$2,142,616	$2,034,818	$1,962,220	$1,857,419	$1,495,562

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
(Dollar amounts in thousands)
Nonaccrual loans	$5,470	$5,247	$8,581	$8,076	$6,248
Troubled debt restructuring	$3,978	$2,748	$7,268	$7,614	$6,035
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$5,470	$5,247	$8,581	$8,076	$6,248
Other real estate owned	$-	$-	$-	$159	$167
Nonperforming assets	$5,470	$5,247	$8,581	$8,235	$6,415

Allowance for loan and lease losses (ALLL)	$19,990	$18,424	$16,771	$16,242	$15,698
Total credit mark	5,959	6,724	7,201	7,616	2,348
Adjusted ALLL with credit mark included	$25,949	$25,148	$23,972	$23,858	$18,046
Allowance for loan and lease losses/total loans	0.93%	0.91%	0.85%	0.87%	1.05%
Adjusted ALLL with credit mark/total loans	1.21%	1.24%	1.22%	1.28%	1.21%
Net charge-offs:
Quarter-to-date	$71	$(25)	$51	$(101)	$48
Year-to-date	$97	$26	$51	$874	$974
Net charge-offs to average loans
Quarter-to-date	0.00%	0.00%	0.00%	-0.01%	0.00%
Year-to-date	0.00%	0.00%	0.00%	0.06%	0.07%
Nonperforming loans/total loans	0.26%	0.26%	0.44%	0.43%	0.42%
Allowance for loan and lease losses/nonperforming loans	365.44%	351.44%	198.29%	201.11%	251.26%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2022			September 30, 2021
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,082,486	$24,119	4.63%	$1,490,988	$18,766	5.04%
Taxable investment securities	422,250	1,426	1.35%	398,060	1,177	1.18%
Tax-exempt investment securities	25,169	89	1.79%	17,293	75	2.20%
Fed funds sold & other	58,266	213	1.46%	187,398	104	0.22%
Total Interest Earning Assets	2,588,171	$25,847	4.00%	2,093,739	$20,122	3.85%

Nonearning Assets	150,044			127,160

Total Assets	$2,738,215			$2,220,899

Interest Bearing Liabilities:
Savings deposits	$1,328,344	$1,586	0.48%	$1,181,103	$560	0.19%
Other time deposits	423,668	580	0.55%	252,966	661	1.05%
Other borrowed money	60,455	398	2.63%	17,868	87	1.95%
Fed funds purchased & securities
sold under agreement to repurchase	63,388	416	2.63%	29,729	165	2.22%
Subordinated notes	34,538	284	3.29%	23,807	199	3.34%
Total Interest Bearing Liabilities	$1,910,393	$3,264	0.68%	$1,505,473	$1,672	0.45%

Noninterest Bearing Liabilities	542,077			461,252

Stockholders' Equity	$285,745			$254,174

Net Interest Income and Interest Rate Spread		$22,583	3.32%		$18,450	3.40%

Net Interest Margin			3.49%			3.53%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2022			September 30, 2021
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,997,081	$66,962	4.47%	$1,413,625	$50,637	4.78%
Taxable investment securities	424,882	4,065	1.28%	363,284	3,286	1.21%
Tax-exempt investment securities	21,794	229	1.77%	18,387	252	2.31%
Fed funds sold & other	101,922	401	0.52%	171,015	242	0.19%
Total Interest Earning Assets	2,545,679	$71,657	3.76%	1,966,311	$54,417	3.70%

Nonearning Assets	158,378			134,108

Total Assets	$2,704,057			$2,100,419

Interest Bearing Liabilities:
Savings deposits	$1,315,793	$2,951	0.30%	$1,106,674	$1,700	0.20%
Other time deposits	439,534	1,954	0.59%	248,426	2,137	1.15%
Other borrowed money	54,184	951	2.34%	17,859	424	3.17%
Fed funds purchased & securities
sold under agreement to repurchase	42,584	734	2.30%	29,973	494	2.20%
Subordinated notes	34,509	837	3.23%	8,023	199	3.31%
Total Interest Bearing Liabilities	$1,886,604	$7,427	0.53%	$1,410,955	$4,954	0.47%

Noninterest Bearing Liabilities	529,439			438,518

Stockholders' Equity	$288,014			$250,946

Net Interest Income and Interest Rate Spread		$64,230	3.23%		$49,463	3.23%

Net Interest Margin			3.37%			3.36%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF TANGIBLE BOOK VALUE

	Actual End of Period		Regulatory End of Period
Non-GAAP Reconciliation of Tangible Book Value	Year to Date		Year to Date
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Shares Outstanding	13,107,500	11,232,320	13,107,500	11,232,320

Tangible Equity
Equity	$280,578	$254,746	$280,578	$254,746
Goodwill	80,434	55,214	80,434	55,214
Other Intangible	3,744	3,994	3,744	3,994
Comprehensive Adjustment*	-	-	37,737	(901)
Tangible Equity	$196,400	$195,538	$234,137	$194,637
Shares Outstanding	13,108	11,232	13,108	11,232
Tangible Book Equity per Share	$14.98	$17.41	$17.86	$17.33

	Actual Average		Regulatory Average
	Year to Date		Year to Date
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net Income	$25,327	$15,812	$25,327	$15,812
Acquisition Costs - Tax Adjusted	463	2,155	463	2,155

Average Shares Outstanding	13,071,859	11,199,309	13,071,859	11,199,309

Average Tangible Equity
Average Equity	$288,014	$250,946	$288,014	$250,946
Average Goodwill	80,434	51,884	80,434	51,884
Average Other Intangible	4,119	3,887	4,119	3,887
Average Comprehensive Adjustment*	-	-	21,181	(2,442)
Average Tangible Equity	$203,461	$195,175	$224,642	$192,733
Average Shares Outstanding	13,072	11,199	13,072	11,199
Average Tangible Book Equity per Share	$15.56	$17.43	$17.19	$17.21

Return on Average Tangible Equity	16.60%	10.80%	15.03%	10.94%
Return on Average Tangible Equity w/o Acquisition	16.90%	12.27%	15.31%	12.43%

*The Bank has adopted the Accumulated Other Comprehensive Income (AOCI) opt out election which removed AOCI from the calculation of tangible equity for regulatory purposes.